UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2009

ARGYLE SECURITY, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-51639	20-3101079
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12903 Delivery Drive San Antonio, TX	78247
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 495-5245

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 1, 2009, ISI Detention Contracting Group, Inc., a California corporation (“ISID”), a subsidiary of Argyle Security, Inc. (the “Company”) entered into a First Amendment dated as of December 1, 2009 (the “Amendment”) to Lease Agreement between by and between CC&E, LLC (the “Lessor”) and ISID dated July 21, 2009 (the “Prior Lease”) relating to approximately 29,709 square feet of property located at 577 and 583 North Batavia Street, Orange, California.
The Amendment extended the term of the Prior Lease for two years commencing September 1, 2010 and ending August 31, 2012. In addition, the Amendment reduced the monthly rent from $16,932 to $5,832 during January 2010 and $11,664 per month during the remaining term set forth in the Prior Lease. The following is the lease rate schedule for the entire term, as amended by the Amendment.

Period	Monthly Rent
January 1, 2010 — January 31, 2010	$5,832 ($.20/SF/MO)
February 1, 2010 — December 31, 2010	$11,664 ($.40/SF/MO)
January 1, 2011 — December 31, 2011	$12,775 ($.43/SF/MO)
January 1, 2012 — August 31, 2012	$13,666 ($.46/SF/MO)
The information set forth above is qualified in its entirety by reference to the actual terms of the Amendment filed herewith as Exhibit 99.1 and which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	First Amendment dated December 1, 2009 to Lease Agreement between ISI Detention Contracting Group, Inc. and CC&E, LLC dated July 21, 2008, filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGYLE SECURITY, INC.
Date: December 2, 2009	By:	/s/ Donald F. Neville
		Name:	Donald F. Neville
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	First Amendment dated December 1, 2009 to Lease Agreement between ISI Detention Contracting Group, Inc. and CC&E, LLC dated July 21, 2008, filed herewith.